                                                                 EXHIBIT 99.1

A NEWS RELEASE FROM

(LOGO FIRST TENNESSEE)

RELEASE:  Immediate
DATE:     October 16, 1995

Financial Information:           Media Information:         Investor Relations:
Teresa Fehrman                   Kim Cherry                 Marty Mosby
(901) 523-4161                   (901) 523-4726             (901) 523-5620


         First Tennessee Reports Record Earnings For Third Quarter 1995

          MEMPHIS, TENN.-- First Tennessee National Corporation (First Tennessee) reported record earnings of $43.8 million for third quarter of 1995, an increase of 17 percent from the $37.6 million for the third quarter of 1994. Earnings per share for the third quarter increased to $1.30 compared with $1.11 for the third quarter of 1994. Return on average assets for the quarter ended September 30, 1995, improved to 1.50 percent and return on average equity improved to 21.32 percent. These financial ratios compare with return on average assets of 1.42 percent and return on average equity of 19.41 percent for the quarter ended September 30, 1994.

          For the first nine months, net income totaled $119.2 million, a 4 percent increase from $114.2 million for the first nine months of 1994. Earnings per share for the nine month period were $3.51 in 1995 compared to $3.34 in 1994. For the nine month period, return on average assets was 1.43 percent and return on average equity was 19.84 percent, compared with 1.45 percent and 20.21 percent, respectively, for the same period in 1994.

          Ralph Horn, president and chief executive officer, said, "We are pleased to report another quarter of record earnings. In addition, we achieved an unprecedented return on assets of 1.50 percent and a return on equity in excess of 21 percent. These results were attained with double digit loan growth in all loan categories and improving results in the majority of our business lines."


Noninterest income

          Total noninterest income (excluding securities gains in both periods), which accounted for 56 percent of total revenues in the quarter, was $126.4 million, a 20 percent increase from the previous year. All categories of noninterest income, excluding securities gains, increased from the 1994 third quarter levels. Mortgage banking noninterest income, as a result of increased originations and the benefit of new accounting rules related to originated servicing rights, increased 29 percent. Noninterest income in the bond division rose 16 percent, reflecting increased volumes over 1994. Noninterest income from trust services increased 25 percent, demonstrating continued growth in managed assets and the benefits of an accounting change earlier in 1995; bank card income, which includes credit card and merchant processing fees, increased 17 percent solely due to a $1.5 million increase in merchant processing fees from an expansion in our customer base; and income from deposit transactions and cash management increased 8 percent. During the third quarter of 1995, First Tennessee's mortgage banking entities originated $2.5 billion compared with $1.4 billion in 1994. Year-to-date mortgage loan originations in 1995 were $5.0 billion compared to $5.8 billion in 1994. At September 30, 1995, the combined servicing portfolio was $15.4 billion compared with $14.5 billion at September 30, 1994.

          Year to-date, total noninterest income, excluding securities gains in both periods, increased 5 percent from 1994 levels to $354.8 million. For the nine month period,


                                     -more-
noninterest income in mortgage banking was relatively flat while noninterest income in the bond division decreased 4 percent, primarily due to unusually favorable environments experienced by both business units in the first quarter of 1994. Additionally, bank card income increased 21 percent, trust service income increased 31 percent, and income from deposit transactions and cash management increased 12 percent over the same nine month period in 1994.


Net Interest Earnings

          For the third quarter of 1995, net interest income, on a fully taxable equivalent basis, was $99.8 million, which was relatively flat compared with the previous year. Average earning assets, net of unearned income, increased 11 percent from the previous year and included an 18 percent increase in average loans, net of unearned income, with a 2 percent decrease in investment securities. The growth in earning assets was supported by a 32 percent increase in purchased funds and a 5 percent increase in interest-bearing core deposits. The net interest margin decreased 44 basis points to 3.85 percent from the third quarter of 1994, but has remained relatively stable during 1995. The 6 basis point decrease in the margin from the second quarter to the third quarter reflects the impact on the margin of increased activities in the bond division and in the mortgage warehouse, which were partially mitigated by improvement in the "core" (bank) margin.

          For the first nine months of 1995, net interest income, on a fully taxable equivalent basis, decreased $12.6 million, or 4 percent, from the same period last year.


                                     -more-

Noninterest operating expense

         Total noninterest operating expenses increased 4 percent from the third quarter of 1994. Employee compensation, incentives and benefits, the largest component of noninterest operating expense, increased 9 percent. The effect of the lower FDIC premiums (from $.23 to $.04 per $100 of deposits) and the refund from the FDIC reduced deposit insurance expense $4.4 million in the third quarter. In addition, current legislative discussion associated with the undercapitalized Savings Association Insurance Fund (SAIF) could potentially result in a one-time assessment on First Tennessee's SAIF-insured deposits.
The timing of this assessment may be as early as the fourth quarter of 1995 and the maximum pre-tax cost to First Tennessee is estimated to be approximately $6.5 million, which would potentially offset the benefit of the FDIC premium reduction realized in the last half of 1995.

         For the first nine months of 1995, total noninterest operating expenses have declined 7 percent, with an 8 percent decrease in employee compensation, incentives and benefits. The other expense category declined 17 percent, reflecting the cost of establishing the charitable foundation in 1994.


Income Taxes

         The effective tax rate increased from 32.0 percent in the third quarter of 1994 to 35.6 percent in the third quarter of 1995, primarily due to a $1.9 million tax reduction in the third quarter of 1994 for the elimination of a deferred tax valuation allowance related to the acquisition of SNMC Management Corporation, parent company of Sunbelt National Mortgage Company.

                                     -more-

General

         First Tennessee, one of the 60 largest bank holding companies in the United States, reported total assets of $11.6 billion and shareholders' equity of $824.7 million at September 30, 1995. The Corporation's common stock is traded over-the-counter on the NASDAQ Stock Market's national market system under the symbol FTEN.

                      FIRST TENNESSEE NATIONAL CORPORATION
                              FINANCIAL HIGHLIGHTS
                                  (Unaudited)


                                                             Three Months Ended         Nine Months Ended
                                                             ------------------         -----------------
                                                                Septemer 30                September 30
                                                             ------------------         ------------------
                                                             1995          1994         1995          1994
                                                             ----          ----         ----          ----
Per Share Data:
          Net income                                        $ 1.30        $    1.11    $ 3.51        $ 3.34
          Dividends declared                                   .47              .42      1.41          1.26
          Book value                                         24.78            22.76     24.78         22.76

Selected Financial Ratios:
          Return on average assets                            1.50%            1.42%     1.43%         1.45%
          Return on average equity                           21.32            19.41     19.84         20.21
          Net interest margin                                 3.85             4.29      3.89          4.32

Asset Quality (Dollar amounts in thousands):

                                                             Three Months Ended          Nine Months Ended
                                                             ------------------          -----------------
                                                                September 30                September 30
                                                             ------------------          -----------------
                                                             1995          1994          1995         1994
                                                             ----          ----          ----         ----
Net charge-offs:                                            $ 5,933      $    4,395      $  13,290    $  13,460

                                                                September 30
                                                             ------------------
                                                             1995          1994
                                                             ----          ----
Nonperforming assets:
          Nonaccrual loans                                   $ 16,274      $ 17,877
          Restructured loans                                      365           459
                                                             --------      --------
                    Total nonperforming loans                  16,639        18,336
          Foreclosed real estate                               13,714        23,085
          Other assets                                          1,094         2,087
                                                             --------      --------

                    Total nonperforming assets               $ 31,447      $ 43,508
                                                             ========      ========

Nonperforming loans to total loans
          (net of unearned income)                                .22%          .27%

Nonperforming assets to total loans
          (net of unearned income) plus foreclosed
          real estate and other assets                            .41%          .64%

Allowance for loan losses                                    $110,882      $110,178

Allowance for loan losses to total loans                         1.43%         1.62%

Allowance for loan losses to nonperforming
  loans                                                        666.40%       600.88%

Allowance for loan losses to nonperforming
  assets                                                       352.60%       253.24%

Non-government guaranteed past due loans                     $ 16,542      $ 12,589

Government guaranteed past due loans                         $  9,984      $ 10,827

During 1995, First Tennessee acquired Carl I. Brown and Company and Community Bancshares, Inc. These acquisitions were accounted for as poolings of interests, and accordingly the financial position and results of operations of these companies are reflected on a combined basis from the earliest period presented. First Tennessee also acquired Peoples Commercial Services Corporation on April 1, 1995. This acquisition was accounted for as a purchase and accordingly the financial position and results of operations are reflected on a combined basis from the date of this acquisition.

                      FIRST TENNESSEE NATIONAL CORPORATION
                              FINANCIAL HIGHLIGHTS
                                  (Unaudited)

                                                                       Three Months Ended               Nine Months Ended
                                                                    -----------------------          -----------------------
                                                                          September 30                     September 30
                                                                    -----------------------          -----------------------
                                                                    1995               1994          1995               1994
                                                                    ----               ----          ----               ----
Summary Statements of Income (Thousands)
----------------------------------------

Interest income                                                    $211,531           $178,975      $605,667           $515,409
Less interest expense                                               112,924             79,697       319,389            216,594
                                                                   --------           --------      --------           --------
     Net interest income                                             98,607             99,278       286,278            298,815
Provision for loan losses                                             5,921              4,231        13,285             12,918
                                                                   --------           --------      --------           --------
     Net interest income after provision for loan losses             92,686             95,047       272,993            285,897
Noninterest income:
     Mortgage banking                                                55,276             42,767       144,941            146,719
     Bond division                                                   20,341             17,562        61,362             63,759
     Deposit transactions and
       cash management                                               17,888             16,530        53,300             47,600
     Bank card                                                        9,978              8,505        27,385             22,619
     Trust service                                                    8,562              6,877        27,097             20,738
     Securities gains                                                    25                238           512             22,580
     Other                                                           14,327             13,207        40,750             35,323
                                                                   --------           --------      --------           --------
          Total noninterest income                                  126,397            105,686       355,347            359,338
                                                                   --------           --------      --------           --------
                 Adjusted gross income after provision for
                   loan losses                                      219,083            200,733       628,340            645,235
Noninterest expense:
     Employee compensation, incentives and benefits                  86,889             79,652       247,850            268,748
     Occupancy                                                        9,264              8,993        27,053             25,253
     Equipment rentals,
       depreciation and maintenance                                   7,613              7,205        23,226             21,170
     Other                                                           47,286             49,615       146,341            165,166
                                                                   --------           --------      --------           --------
          Total noninterest expense                                 151,052            145,465       444,470            480,337
                                                                   --------           --------      --------           --------
       Income before income taxes                                    68,031             55,268       183,870            164,898
Applicable income taxes                                              24,201             17,669        64,680             50,744
                                                                   --------           --------      --------           --------
          Net income                                               $ 43,830           $ 37,599      $119,190           $114,154
                                                                   ========           ========      ========           ========

Net interest income - FTE                                          $ 99,761           $100,574      $289,825           $302,471

During 1995, First Tennessee acquired Carl I. Brown and Company and Commmunity Bancshares, Inc. These acquisitions were accounted for as poolings of interests, and accordingly the financial position and results of operations of these companies are reflected on a combined basis from the earliest period presented. First Tennessee also acquired Peoples Commercial Services Corporation on April 1, 1995. This acquisition was accounted for as a purchase and accordingly the financial position and results of operations are reflected on a combined basis from the date of this acquisition.

                      FIRST TENNESSEE NATIONAL CORPORATION
                              FINANCIAL HIGHLIGHTS
                                  (Unaudited)


                                                 Three Months Ended                  Nine Months Ended
                                               ----------------------            -------------------------
                                                    September 30                        September 30
                                               ----------------------            -------------------------
                                               1995              1994            1995                 1994
                                               ----              ----            ----                 ----
AVERAGE BALANCE SHEET (THOUSANDS)
Loans, net of unearned income:
  Commercial                               $ 3,172,722        $ 2,784,382      $ 3,098,201        $ 2,730,394
  Consumer                                   2,383,262          2,146,356        2,321,667          2,034,362
  Credit card receivables                      490,650            440,270          470,580            425,633
  Real estate construction                     229,144            137,416          209,094            105,403
  Permanent mortgage                           670,663            567,821          645,319            548,217
  Mortgage warehouse loans
    held for sale                              983,328            619,943          638,020            843,868
  Nonaccruing loans                             15,618             16,490           16,118             19,073
                                           -----------        -----------      -----------        -----------
    Total loans, net of
      unearned income                        7,945,387          6,712,678        7,398,999          6,706,950
Investment securities                        2,144,216          2,197,645        2,174,497          2,230,070
Other earning assets                           264,914            436,972          367,688            416,343
                                           -----------        -----------      -----------        -----------
    Total earning assets                    10,354,517          9,347,295        9,941,184          9,353,363
Cash and due from banks                        650,407            646,451          645,571            653,067
Other assets                                   611,972            500,984          559,214            519,874
                                           -----------        -----------      -----------        -----------
    Total assets                           $11,616,896        $10,494,730      $11,145,969        $10,526,304
                                           ===========        ===========      ===========        ===========

Interest-bearing deposits                  $ 6,297,677        $ 6,004,723      $ 6,294,307        $ 5,919,590
Short-term borrowed funds                    2,234,879          1,687,614        1,873,735          1,731,425
Term borrowings                                201,489             91,719          198,450             91,828
                                           -----------        -----------      -----------        -----------
    Total interest-bearing
      liabilities                            8,734,045          7,784,056        8,366,492          7,742,843
Demand deposits                              1,755,619          1,698,545        1,702,478          1,736,118
Other liabilities                              311,758            243,630          273,840            292,283
Shareholders' equity                           815,474            768,499          803,159            755,060
                                           -----------        -----------      -----------        -----------
    Total liabilities and
      shareholders' equity                 $11,616,896        $10,494,730      $11,145,969        $10,526,304
                                           ===========        ===========      ===========        ===========

Average shares outstanding                  33,465,059         34,002,397       33,935,982         34,206,231

                                                                                        September 30
                                                                                 --------------------------
                                                                                 1995                  1994
                                                                                 ----                  ----
PERIOD-END BALANCE SHEET (THOUSANDS)
Loans, net of unearned income:
  Commercial                                                                   $ 3,167,155        $ 2,882,671
  Consumer                                                                       2,434,438          2,193,887
  Credit card receivables                                                          497,794            448,248
  Real estate construction                                                         227,889            146,669
  Permanent mortgage                                                               678,789            573,466
  Mortgage warehouse loans
    held for sale                                                                  714,856            559,308
  Nonaccruing                                                                       16,639             17,877
                                                                               -----------        -----------
    Total loans, net of
      unearned income                                                            7,737,560          6,822,126
Investment securities                                                            1,989,457          2,247,065
Other earning assets                                                               328,169            411,487
                                                                               -----------        -----------
    Total earning assets                                                        10,055,186          9,480,678
Cash and due from banks                                                            709,133            713,525
Other assets                                                                       816,749            637,280
                                                                               -----------        -----------
    Total assets                                                               $11,581,068        $10,831,483
                                                                               ===========        ===========

Interest-bearing deposits                                                      $ 6,265,252        $ 6,070,311
Short-term borrowed funds                                                        1,880,892          1,786,528
Term borrowings                                                                    201,057             91,701
                                                                               -----------        -----------
    Total interest-bearing
      liabilities                                                                8,347,201          7,948,540
Demand deposits                                                                  1,809,031          1,723,653
Other liabilities                                                                  600,156            376,386
Shareholders' equity                                                               824,680            782,904
                                                                               -----------        -----------
    Total liabilities and
      shareholders' equity                                                     $11,581,068        $10,831,483
                                                                               ===========        ===========

Period-end shares outstanding                                                   33,282,284         34,400,749


During 1995, First Tennessee acquired Carl I. Brown and Company and Community Bancshares, Inc. These acquisitions were accounted for as poolings of interests, and accordingly the financial position and results of operations of these companies are reflected on a combined basis from the earliest period presented. First Tennessee also acquired Peoples Commercial Services Corporation on April 1, 1995. This acquisition was accounted for as a purchase and accordingly the financial position and results of operations are reflected on a combined basis from the date of this acquisition.